EXHIBIT 99.1

Company Contact Stuart Diamond Chief Financial Officer 516-605-6625 sdiamond@nmhc.com	Investor Relations David Waldman Lippert/Heilshorn & Assoc. 212-838-3777 dwaldman@lhai.com	Financial Media Chenoa Taitt Lippert/Heilshorn & Assoc. 212-838-3777 ctaitt@lhai.com	Media Contact Jessica Wolfe CPRi Communications 201-641-1911 x51 jwolfe@cpronline.com

For Immediate Release

NMHC Reports Strong Second Quarter Fiscal 2006 Results

Integration of PCN Complete

Senior Management Team and Technology Strengthened

Operating Income Increases 21% Excluding

Expensing of Stock Options in Fiscal Second Quarter of 2006

Net Income Increases 34% Excluding Expensing of Stock Options in Fiscal Second Quarter of

2006 and Excluding Gain on Insurance Settlement in Fiscal Second Quarter of 2005

PORT WASHINGTON, N.Y. – February 6, 2006 – National Medical Health Card Systems, Inc. (Nasdaq: NMHC), a national independent pharmacy benefit manager (PBM), today reported its results for the fiscal second quarter and six months ended December 31, 2005.

Jim Smith, president and chief executive officer, stated, “During the second quarter, we completed the integration of PCN by consolidating our adjudication platforms, reducing redundant expenses, and making further service enhancements for PCN’s clients. At the same time we laid the foundation for the launch of Medicare Part D in early 2006. We also generated a 21% increase in operating income excluding the expensing of stock options, and a 34% increase in net income excluding both the expensing of stock options and a non-recurring gain on an insurance settlement in the second quarter of fiscal 2005.”

Mr. Smith continued, “We have strengthened our senior management team with the appointments of Bob Kordella as chief clinical officer, Nate Schultz as chief services officer, as well as Stuart Diamond as our new chief financial officer. These management additions will help ensure the highest levels of customer service as we continue to grow. We also continue to cross-sell our mail-service and specialty-pharmacy businesses across our client base. Looking ahead, we believe our sales pipeline is strong and we remain confident in the outlook for the business.”

Second Quarter and First Six Months Fiscal 2006 Financial Review

Gross profit for the 2006 fiscal second quarter increased 11% to $24.3 million, compared to $21.9 million for the same period last year, largely reflecting the acquisition of PCN. Gross profit as a percentage of revenue, or gross margin, for the 2006 fiscal second quarter remained relatively unchanged at 11.0%, compared to 10.9% for the same period last year. For the six months ended December 31, 2005, gross profit increased 15% to $47.9 million compared to $41.6 million for the same period last year.

Operating income for the 2006 fiscal second quarter was $5.4 million, compared to $4.9 million for the same period last year. Operating income for the 2006 fiscal second quarter includes a charge of $596,000 related to the expensing of stock options. Stock options were not expensed in fiscal 2005. Excluding the expensing of stock options, operating income for the 2006 fiscal second quarter increased 21% to $6.0 million. Operating income for the six months ended December 31, 2005 increased to $10.3 million, from $9.5 million generated for the same period last year. Excluding a charge of $1.3 million related to the expensing of stock options, operating income for the six months ended December 31, 2005 increased 21% to $11.6 million. Selling, general and administrative expenses increased 11% and 17% for the three and six months ended, respectively, due to the PCN acquisition, investments in technology and personnel, expansion of the home delivery and specialty pharmacy businesses, and expensing of stock options.

Net income for the 2006 fiscal second quarter was $3.3 million, compared to net income of $3.8 million for the same period last year. Excluding the after-tax effect of $484,000 for the expensing of stock options, net income for the 2006 fiscal second quarter was $3.8 million. Net income for the 2005 fiscal second quarter included a non-recurring $1.0 million after-tax gain from an insurance claim, which represented the excess of the insurance proceeds over the carrying value of the assets covered by the claim. Excluding the after-tax effect of the expensing of stock options for the 2006 fiscal second quarter and the gain on the insurance settlement for the 2005 fiscal second quarter, net income for the 2006 fiscal second quarter increased 34% over the same period last year.

Net income available to common stockholders for the 2006 fiscal second quarter was $1.7 million, or $0.27 per diluted share using the “as if converted” method, compared to net income available to common stockholders of $2.3 million, or $0.32 per diluted share, for the same period last year. Excluding the after-tax effect for the expensing of stock options and the aforementioned non-recurring $1.0 million after-tax gain on the insurance settlement, net income available to common stockholders for the 2006 fiscal second quarter increased 75% to $2.2 million, or $0.31 per diluted share using the “as if converted” method.

Net income for the six months ended December 31, 2005 was $6.1 million, compared to net income of $6.5 million for the same period last year. Excluding the after-tax effect of $1.0 million for the expensing of stock options, net income for the six months ended December 31, 2005 was $7.2 million. Net income for the six months ended December 31, 2004 included the aforementioned non-recurring $1.0 million after-tax gain related to the insurance claim. Excluding the after-tax effect of the expensing of stock options and the gain on the insurance settlement, net income for the six months ended December 31, 2005 increased 31% over the same period last year.

Net income available to common stockholders for the six months ended December 31, 2005 was $3.1 million, or $0.51 per diluted share using the “as if converted” method, compared to net income available to common stockholders of $3.4 million, or $0.54 per diluted share, for the same period last year. Excluding the after-tax effect for the expensing of stock options and the aforementioned non-recurring gain on the insurance settlement, net income available to common stockholders for the six months ended December 31, 2005 increased 70% to $4.1 million, or $0.58 per diluted share using the “as if converted” method over the same period last year.

Revenue for the 2006 fiscal second quarter was $221.0 million, compared to revenue of $200.6 million for the same period last year, largely reflecting the acquisition of PCN. Total paid claims for the 2006 fiscal second quarter were 8.6 million, compared to 5.8 million for the same period last year. Revenue for the six months ended December 31, 2005 was $435.7 million, compared to revenue of $385.4 million for the same period last year. Total paid claims for the six months ended December 31, 2005 were 16.9 million, compared to 10.8 million for the same period last year.

Balance Sheet and Cash Flow

As of December 31, 2005, NMHC had approximately $9.3 million in cash and cash equivalents. Additionally, the Company had no borrowings outstanding under its $65 million revolving line of credit. Cash flows from operating activities were $5.4 million for the six months ended December 31, 2005 compared to net cashed used in operating activities of $1.1 million for the same period last year.

Business Outlook

Management has also narrowed the range of its previously issued guidance, primarily reflecting severance costs in the second half of fiscal 2006. As a result, management now expects that earnings per diluted share using the ‘as if converted’ method will be $1.33 to $1.35 for the year ending June 30, 2006, excluding any future acquisitions and the expensing of stock options, which began in fiscal 2006. After adjusting for the expensing of stock options under the Statement of Financial Accounting Standards (SFAS) No. 123(R), management expects earnings per diluted share using the ‘as if converted’ method will be $1.13 to $1.15 for the year ending June 30, 2006, excluding any future acquisitions.

Conference Call

Management will host a conference call tomorrow, February 7th, to discuss the 2006 fiscal second quarter results at 8:30 a.m. ET. To listen to the call, please dial (706) 634-1287. A live webcast of the call will be accessible on the Company’s website, www.nmhc.com. The webcast will be archived on the site and a telephone replay will be available for seven days beginning at 11:30 a.m. ET. To access the replay, please dial (706) 645-9291 using the passcode number 4916659.

About NMHC

National Medical Health Card Systems, Inc. (NMHC) operates NMHC Rx (pharmacy benefits manager or PBM), NMHC Mail (home delivery pharmacy), Ascend (specialty pharmacy solutions), and Integrail (health information solutions), providing services to corporations, unions, health maintenance organizations, third-party administrators, and local governments. Through its clinical programs, value-added offerings, and advanced information systems, NMHC provides quality, cost effective management of pharmacy benefit programs.

Forward-Looking Statements

This press release contains forward-looking statements which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used herein, the words “may”, “could”, “estimate”, “believes”, “anticipates”, “thinks”, “intends”, “will be”, “expects”, “plans” and similar expressions identify forward-looking statements. For a discussion of such risks and uncertainties, including but not limited to risks relating to demand, pricing, government regulation, acquisitions and affiliations, the market for PBM services, competition and other factors, readers are urged to carefully review and consider various disclosures made by NMHC in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, and other Securities and Exchange Commission filings.

– Tables Follow –

National Medical Health Card Systems, Inc.

CONSOLIDATED BALANCE SHEET

($ in thousands)

	December 31, 2005	June 30, 2005
	(Unaudited)
Assets
Current:
Cash and cash equivalents (including cash equivalent investments of $289 and $193, respectively)	$9,271	$7,272
Restricted cash	3,855	3,994
Accounts receivable, less allowance for doubtful accounts of $2,505 and $1,953, respectively	111,345	103,129
Rebates receivable	59,617	40,377
Inventory	6,520	4,119
Due from affiliates	—	31
Deferred tax assets	2,051	2,117
Other current assets	1,778	5,759

Total current assets	194,437	166,798

Property, equipment and software development costs, net	13,492	12,177
Intangible assets, net of accumulated amortization of $3,811 and $3,273, respectively	3,463	3,951
Goodwill	99,842	99,710
Other assets	1,241	1,295

Total Assets	$312,475	$283,931

Liabilities, Redeemable Preferred Equity, and Common Stockholders’ Equity
Current Liabilities:
Claims payable to pharmacies	$124,607	$118,660
Rebates payable to sponsors	65,807	45,436
Trade and other payables and accrued expenses	18,213	24,747
Revolving credit facility and loans payable-current	—	1,860
Current portion of capital lease obligations	30	29
Income taxes payable	1,593	—
Other current liabilities	276	503

Total current liabilities	210,526	191,235

Capital lease obligations, less current portion	1	16
Long term loans payable and other liabilities	997	998
Deferred tax liability	6,368	5,964

Total liabilities	217,892	198,213

Commitments and Contingencies
Redeemable Preferred Equity:

Redeemable convertible preferred stock $.10 par value; 15,000,000 shares authorized, 6,956,522 issued and outstanding	76,103	75,864

Common Stockholders’ Equity:

Common stock, $.001 par value, 35,000,000 shares authorized, 9,715,329 and 9,461,826 shares issued, 5,075,429 and 4,821,926 outstanding, respectively	10	9
Additional paid-in-capital	120,603	115,061
Accumulated deficit	(50,254)	(53,337)
Treasury stock at cost, 4,639,900 shares	(51,879)	(51,879)

Total common stockholders’ equity	18,480	9,854

Total Liabilities, Redeemable Preferred Equity, and Common Stockholders’ Equity	$312,475	$283,931

National Medical Health Card Systems, Inc.

CONSOLIDATED STATEMENT OF INCOME

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three months ended December 31,		Six months ended December 31,
	2005	2004	2005	2004
Revenue (includes co-payments collected of $4,319, $4,173, $9,118 and $6,450, respectively; and excludes co-payments retained by the pharmacies of $83,046, $74,770, $160,499 and $128,691, respectively)	$220,993	$200,550	$435,685	$385,392
Cost of claims (excludes co-payments retained by the pharmacies of $83,046, $74,770, $160,499 and $128,691, respectively)	196,654	178,618	387,784	343,783

Gross Profit	24,339	21,932	47,901	41,609

Selling, general and administrative expenses	18,950	17,001	37,588	32,080

Operating income	5,389	4,931	10,313	9,529

Other income (expense):
Interest expense	(78)	(228)	(182)	(367)
Interest income	446	28	620	38
Other income, net	(52)	1,711	(40)	1,761

	316	1,511	398	1,432

Income before provision for income taxes	5,705	6,442	10,711	10,961
Provision for income taxes	2,427	2,641	4,566	4,494

Net income	3,278	3,801	6,145	6,467

Redeemable convertible preferred stock cash dividend	1,411	1,411	2,823	2,823
Accretion of transaction expenses	119	120	239	239

Net income available to common stockholders	$1,748	$2,270	$3,083	$3,405

Earnings per common share:
Basic	$0.35	$0.51	$0.62	$0.77

Diluted *	$0.27	$0.32	$0.51	$0.54

Weighted average number of common shares outstanding:
Basic	5,025	4,424	4,943	4,412

Diluted *	12,146	12,046	12,133	12,074

*	= The number of weighted average diluted shares was calculated using the “as if converted” method for the redeemable preferred stock

National Medical Health Card Systems, Inc.

OPERATING INCOME RECONCILIATION

(Amounts in thousands, except per share amounts)

While operating income excluding the effect of stock-based compensation expense is not a measure of financial performance under U.S. generally accepted accounting principles, it is provided as information for investors for analysis purposes in evaluating the effect of the stock-based compensation expense on operating income. Operating income excluding the effect of stock-based compensation expense is not meant to be considered a substitute or replacement for operating income as prepared in accordance with U.S. generally accepted accounting principles. The reconciliation from operating income to operating income excluding the effect of stock-based compensation expense is as follows:

	Three Months Ended
	December 31, 2005	December 31, 2004
Operating income, as reported	$5,389	$4,931
Add: Stock-based compensation expense as per FAS 123(R)	596	—

Adjusted operating income, on a proforma basis	$5,985	$4,931

	Six Months Ended
	December 31, 2005	December 31, 2004
Operating income, as reported	$10,313	$9,529
Add: Stock-based compensation expense as per FAS 123(R)	1,264	—

Adjusted operating income, on a proforma basis	$11,577	$9,529

National Medical Health Card Systems, Inc.

NET INCOME RECONCILIATION

(Amounts in thousands, except per share amounts)

While net income excluding the effect of stock-based compensation expense and a non-recurring gain from an insurance settlement is not a measure of financial performance under U.S. generally accepted accounting principles, it is provided as information for investors for analysis purposes in evaluating the effect of the stock-based compensation expense and a non-recurring gain from an insurance settlement on net income. Net income excluding the effect of stock-based compensation expense and the non-recurring gain from an insurance settlement is not meant to be considered a substitute or replacement for net income as prepared in accordance with U.S. generally accepted accounting principles. The reconciliation from net income to net income excluding the effect of stock-based compensation expense and a non-recurring gain from an insurance settlement is as follows:

	Three Months Ended
	December 31, 2005	December 31, 2004
Net income, as reported	$3,278	$3,801
Add: Stock-based compensation expense, net of income tax benefit, as per FAS 123(R)	484	—
Less: Non-recurring gain from insurance settlement, net of income tax	—	(995)

Net income, on a proforma basis	$3,762	$2,806

	Six Months Ended
	December 31, 2005	December 31, 2004
Net income, as reported	$6,145	$6,467
Add: Stock-based compensation expense, net of income tax benefit, as per FAS 123(R)	1,020	—
Less: Non-recurring gain from insurance settlement, net of income tax	—	(995)

Net income, on a proforma basis	$7,165	$5,472

National Medical Health Card Systems, Inc.

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS RECONCILIATION

(Amounts in thousands, except per share amounts)

While net income available to common stockholders excluding the effect of stock-based compensation expense and a non-recurring gain from an insurance settlement is not a measure of financial performance under U.S. generally accepted accounting principles, it is provided as information for investors for analysis purposes in evaluating the effect of the stock-based compensation expense and a non-recurring gain from an insurance settlement on net income available to common stockholders. Net income available to common stockholders excluding the effect of stock-based compensation expense and a non-recurring gain from an insurance settlement is not meant to be considered a substitute or replacement for net income available to common stockholders as prepared in accordance with U.S. generally accepted accounting principles. The reconciliation from net income to net income available to common stockholders excluding the effect of stock-based compensation expense and a non-recurring gain from an insurance settlement is as follows:

	Three Months Ended
	December 31, 2005	December 31, 2004
Net income, as reported	$3,278	$3,801

Add: Stock-based compensation expense, net of income tax benefit, as per FAS 123(R)	484	—

Less: Non-recurring gain from insurance settlement, net of income tax	—	(995)

Net income excluding effect of stock-based compensation expense and non-recurring gain from insurance settlement, on a proforma basis ( C )	3,762	2,806

Less:
Redeemable convertible preferred stock cash dividends	1,411	1,411
Accretion of transaction expenses	119	120

Net income available to common stockholders excluding stock-based compensation expense and non-recurring gain from insurance settlement, on a proforma basis ( A )	$2,232	$1,275

Earnings per share excluding effect of stock-based compensation expense and non-recurring gain from insurance settlement:
Basic ( ( A ) / ( B ) )	$0.44	$0.29
Diluted ( ( C ) / ( D ) )	$0.31	$0.23

Weighted average number of shares outstanding:
Basic ( B )	5,025	4,424

Diluted, as reported *	12,146	12,046

Add: Adjustment to weighted average number of diluted shares outstanding to exclude effects of stock-based compensation	167	—

Diluted, excluding effects of stock-based compensation ( D ) *	12,313	12,046

	Six Months Ended
	December 31, 2005	December 31, 2004
Net income, as reported	$6,145	$6,467
Add: Stock-based compensation expense, net of income tax benefit as per FAS 123(R)	1,020	—
Less: Non-recurring gain from insurance settlement, net of income tax	—	(995)

Net income excluding effect of stock-based compensation expense and non-recurring gain from insurance settlement, on a proforma basis ( C )	7,165	5,472

Less:
Redeemable convertible preferred stock cash dividends	2,823	2,823
Accretion of transaction expenses	239	239

Net income available to common stockholders excluding stock-based compensation expense and non-recurring gain from insurance settlement, on a proforma basis ( A )	$4,103	$2,410

Earnings per share excluding effect of stock-based compensation expense and non-recurring gain from insurance settlement:
Basic ( ( A ) / ( B ) )	$0.83	$0.55
Diluted ( ( C ) / ( D ) )	$0.58	$0.45

Weighted average number of shares outstanding:
Basic ( B )	4,943	4,412

Diluted, as reported *	12,133	12,074

Add: Adjustment to weighted average number of diluted shares outstanding to exclude effects of stock-based compensation	122	—

Diluted, excluding effects of stock-based compensation ( D ) *	12,255	12,074

National Medical Health Card Systems, Inc.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Amounts in thousands, except per share amounts)

(Unaudited)

	Six months ended December 31,
	2005	2004
Cash flows from operating activities:
Net income	$6,145	$6,467
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,592	3,101
Employee stock option expense	1,264	—
Amortization of deferred gain	(12)	(76)
Amortization of deferred financing costs	56	—
Loss on disposal of capital assets	64	—
Provision for doubtful accounts	552	374
Deferred income taxes	491	902
Excess tax benefits from exercise of stock options	(1,021)	—
Changes in assets and liabilities, net of effect from acquisitions:
Restricted cash	139	50
Accounts receivable	(8,768)	(11,362)
Rebates receivable	(19,240)	(5,688)
Inventory	(2,401)	(3,709)
Other current assets	2,005	(1,529)
Due from affiliates	31	(9)
Other assets	(2)	2,398
Claims payable to pharmacies	5,947	2,601
Rebates payable to sponsors	20,371	4,780
Trade and other payables and accrued expenses	(6,740)	(3,290)
Income taxes payable and other current liabilities	2,876	4,976
Other long term liabilities	11	(1,063)

Net cash provided by (used in) operating activities	5,360	(1,077)

Cash flows from investing activities:
Capital expenditures	(3,680)	(1,712)
Proceeds from sale of capital assets	100	—
Acquisition of Inteq, net of cash acquired	116	(9)
Acquisition of PPP, net of cash acquired	(425)	(358)

Net cash (used in) investing activities	(3,889)	(2,079)

Cash flows from financing activities:
Proceeds from exercise of stock options	2,344	1,054
Proceeds from revolving credit facility	65,575	560,458
Repayment of revolving credit facility	(65,575)	(554,686)
Payment of redeemable convertible preferred stock cash dividends	(2,823)	(2,823)
Deferred financing costs	—	95
Excess tax benefits from exercise of stock options	1,021	—
Repayment of debt and capital lease obligations	(14)	(340)

Net cash provided by financing activities	528	3,758

Net increase in cash and cash equivalents	1,999	602
Cash and cash equivalents at beginning of period	7,272	3,388

Cash and cash equivalents at end of period	$9,271	$3,990